Exhibit 99.2

EVERY CONNECTION COUNTS TE Connectivity Fourth Quarter 2021 Earnings October 27, 2021

Forward-Looking Statements This presentation contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID- 19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2020 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission. Non-GAAP Financial Measures Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP financial measure, in this presentation. Forward-Looking Statements and Non-GAAP Financial Measures 2

Earnings Highlights Strong Q4 Sales & Adjusted EPS above expectations despite broader supply challenges • Sales of $3.8B, up 17% Y/Y; Adjusted EPS of $1.69, up 46% Y/Y • Strong order levels of $4.1B; book to bill of 1.08 • Adjusted Operating Margins of 18.5%, with strong operational performance in all segments • Generated Free Cash Flow of ~$535M; ~$475M returned to shareholders and ~$300M for M&A FY21 results demonstrate strong execution & strength and diversity of our portfolio • Sales of $14.9B, up 23% Y/Y, with benefits from secular trends across our business, including EV, data centers, & factory automation • Adjusted Operating Margins of 18.1%, up ~400bps Y/Y, with expansion in each segment • Adjusted EPS of $6.51, up over 50% Y/Y, driven by strong operational performance • Free Cash Flow ~$2.1B with ~100% conversion and 75% returned to shareholders & 20% for M&A • Continue to drive ESG initiatives while enabling sustainable applications for our customers Q1 Guidance • Expect sales of ~$3.7B, up 5% reported Y/Y and Adjusted EPS of ~$1.60, up 9% Y/Y • Expect continued strong performance despite auto production declines in Q1 Adjusted EPS, Adjusted Operating Margin , Free Cash Flow, and Free Cash Flow Conversion are non-GAAP financial measures; see Appendix for descriptions and reconciliations 3

Reported FY20 FY21 FY21 Q4 Growth Q4 Q3 Q4 Y/Y Q/Q Transportation 2,124 2,562 2,349 11% (8)% Industrial 799 1,218 1,140 43% (6)% Communications 425 755 647 52% (14)% Total TE 3,348 4,535 4,136 24% (9)% Book to Bill 1.03 1.18 1.08 Segment Orders Summary ($ in millions) 4 • Y/Y orders growth in all segments and regions • Book to bill remains strong in each segment • Order patterns as expected, with strong backlog position entering FY22 Strong Orders Growth Y/Y with 1.08 Book to Bill

Transportation Solutions $1,865 $2,198 Q4 2020 Q4 2021 • Automotive growth despite production declines. Continue to benefit from content trends of electronification and electric vehicle adoption • Commercial Transportation strong market outperformance with growth across all regions and market verticals • Sensors growth primarily driven by transportation applications, with new program ramps Y/Y Growth Rates Reported Organic Automotive $1,520 14% 12% Commercial Transportation 372 40% 38% Sensors 306 16% 15% Transportation Solutions $2,198 18% 16% Q4 Sales Q4 Business Performance Q4 Adjusted Operating Margin $ in Millions Reported Up 18% Organic Up 16% Margin expansion driven by higher volume and strong operational performance Adjusted EBITDA Margin 19.6% 23.2% 5 13.1% 18.0% Q4 2020 Q4 2021 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non-GAAP financial measures: see Appendix for descriptions and reconciliations

Industrial Solutions $959 $1,017 Q4 2020 Q4 2021 Y/Y Growth Rates Reported Organic Industrial Equipment $386 33% 32% Aerospace, Defense and Marine 258 (17)% (18)% Energy 194 3% 8% Medical 179 5% 5% Industrial Solutions $1,017 6% 6% Margin expansion driven by strong operational performance 13.9% 15.9% Q4 2020 Q4 2021 Adjusted EBITDA Margin 18.6% 20.6% • Industrial Equipment double-digit growth in all regions, with continued benefits from increased capital investment in factory automation applications • AD&M decline driven by market weakness • Energy organic growth driven by momentum in renewable applications • Medical growth due to recovery in interventional procedures $ in Millions Q4 Sales Q4 Business Performance Q4 Adjusted Operating Margin Reported Up 6% Organic Up 6% 6 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non-GAAP financial measures: see Appendix for descriptions and reconciliations

$437 $603 Q4 2020 Q4 2021 Reported Up 38% Organic Up 36% Y/Y Growth Rates Reported Organic Data & Devices $357 37% 36% Appliances 246 39% 36% Communications Solutions $603 38% 36% •Data & Devices performance continues to be driven by content growth and share gains in high-speed cloud applications • Appliances double-digit growth in all regions, with continued share gains 21.7% 24.7% Q4 2020 Q4 2021 Continued strong operational execution and higher volumes driving record margin performance Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non-GAAP financial measures: see Appendix for descriptions and reconciliations Communications Solutions Q4 Sales Q4 Adjusted Operating Margin Q4 Business Performance $ in Millions Adjusted EBITDA Margin 25.4% 27.5% 7

Q4 Financial Summary ($ in Millions, except per share amounts) Q4 FY20 Q4 FY21 Net Sales $ 3,261 $ 3,818 Operating Income $ 347 $ 660 Operating Margin 10.6% 17.3% Acquisition-Related Charges 13 8 Restructuring & Other Charges, Net 113 38 Adjusted Operating Income $ 473 $ 706 Adjusted Operating Margin 14.5% 18.5% Earnings Per Share* $ 0.69 $ 2.40 Acquisition-Related Charges 0.03 0.02 Restructuring & Other Charges, Net 0.28 0.12 Other Items - 0.07 Tax Items 0.17 (0.92) Adjusted EPS $ 1.16 $ 1.69 * Represents Diluted Earnings (Loss) Per Share from Continuing Operations. .. Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP financial measures; see Appendix for descriptions and reconciliations. 8

Financial Performance Adjusted Operating Margin, Adjusted EPS, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP financial measures: see Appendix for descriptions and reconciliations. Sales Adjusted Operating Margin Free Cash Flow Adjusted EPS Demonstrating the Strength and Diversity of Our Portfolio and Performance above Pre-Covid Levels on Strong Execution 9 $1,616 $1,482 $2,081 FY19 FY20 FY21 $ in Millions $ in Millions $13,448 $12,172 $14,923 FY19 FY20 FY21 $5.55 $4.26 $6.51 FY19 FY 20 FY 21 17.0% 14.2% 18.1% FY19 FY20 FY21 Adjusted EBITDA Margin 22.1% 20.1% 23.3% +23% vs FY20 +390bps vs FY20 +53% vs FY20 +40% vs FY20 ~100% conversion +11% vs FY19 +110bps vs FY19 +17% vs FY19

EVERY CONNECTION COUNTS Additional Information

Y/Y Q4 2021 Adjusted EPS is a non-GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q4 2020 Results $3,261 $1.16 Operational Performance 506 0.60 FX Impact 51 - Tax Rate Impact -(0.07) Q4 2021 Results $3,818 $1.69 11

Y/Y FY 2021 Adjusted EPS is a non-GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS 2020 Results $12,172 $4.26 Operational Performance 2,307 2.26 FX Impact 444 0.14 Tax Rate Impact -(0.15) 2021 Results $14,923 $6.51 12

Y/Y Q1 2022 Adjusted EPS is a non-GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q1 2021 Results $3,522 $1.47 Operational Performance 197 0.10 FX Impact (19) 0.01 Tax Rate Impact - 0.02 Q1 2022 Guidance $3,700 $1.60 13

($ in Millions) FY20 FY21 Beginning Cash Balance $927 $945 Free Cash Flow 1,482 2,081 Dividends (625) (647) Share repurchases (523) (831) Net increase (decrease) in debt 22 (47) Acquisition of businesses, net of cash acquired (339) (423) Other 1 125 Ending Cash Balance $945 $1,203 Total Debt $4,146 $4,092 A/R $2,377 $2,928 Days Sales Outstanding* 66 69 Inventory $1,950 $2,511 Days on Hand* 74 86 Accounts Payable $1,276 $1,911 Days Outstanding* 50 67 Free Cash Flow and Working Capital Liquidity, Cash and Debt ($ in Millions) FY20 FY21 Cash from Continuing Operating Activities $1,991 $2,676 Capital expenditures (560) (690) Proceeds from sales of property, plant and equipment 17 86 Cash paid pursuant to collateral requirements related to cross-currency swap contracts 34 9 Free Cash Flow $1,482 $2,081 Free Cash Flow is a non-GAAP financial measure, see Appendix for description and reconciliation * Calculated on a quarterly basis and adjusted to exclude the impact of acquisitions Balance Sheet & Cash Flow Summary 14

EVERY CONNECTION COUNTS Appendix

16 Non-GAAP Financial Measures We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies. The following provides additional information regarding our non-GAAP financial measures: • Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans. • Adjusted Operating Income (Loss) and Adjusted Operating Margin – represent operating income (loss) and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income (loss) and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income (Loss) is a significant component in our incentive compensation plans. • Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any. • Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any. • Adjusted Income (Loss) from Continuing Operations – represents income (loss) from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. • Adjusted Earnings (Loss) Per Share – represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

17 • Adjusted EBITDA and Adjusted EBITDA Margin - represent net income (loss) and net income (loss) as a percentage of net sales, respectively, (the most comparable GAAP financial measures) before interest expense, interest income, income taxes, depreciation, and amortization, as adjusted for net other income, income from discontinued operations, and special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. • Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow. • Free Cash Flow Conversion – represents the ratio of Free Cash Flow to Adjusted Income (Loss) from Continuing Operations. We use Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash. Non-GAAP Financial Measures (cont.)

Segment Summary

	For the Quarters Ended				For the Years Ended			
	September 24, 2021		September 25, 2020		September 24, 2021		September 25, 2020	
($ in millions)	Net Sales		Net Sales		Net Sales		Net Sales	
Transportation Solutions	$ 2,198		$ 1,865		$ 8,974		$ 6,845	
Industrial Solutions	1,017		959		3,844		3,713	
Communications Solutions	603		437		2,105		1,614	
Total	$ 3,818		$ 3,261		$ 14,923		$ 12,172	

	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
Transportation Solutions	$ 387	17.6 %	$ 198	10.6 %	$ 1,526	17.0 %	$ (93)	(1.4) %
Industrial Solutions	134	13.2	85	8.9	469	12.2	412	11.1
Communications Solutions	139	23.1	64	14.6	439	20.9	218	13.5
Total	$ 660	17.3 %	$ 347	10.6 %	$ 2,434	16.3 %	$ 537	4.4 %

	Adjusted Operating Income [1]	Adjusted Operating Margin [1]	Adjusted Operating Income [1]	Adjusted Operating Margin [1]	Adjusted Operating Income [1]	Adjusted Operating Margin [1]	Adjusted Operating Income [1]	Adjusted Operating Margin [1]
Transportation Solutions	$ 395	18.0 %	$ 245	13.1 %	$ 1,679	18.7 %	$ 952	13.9 %
Industrial Solutions	162	15.9	133	13.9	557	14.5	522	14.1
Communications Solutions	149	24.7	95	21.7	465	22.1	260	16.1
Total	$ 706	18.5 %	$ 473	14.5 %	$ 2,701	18.1 %	$ 1,734	14.2 %

[1] Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

18

Reconciliation of Net Sales Growth

	Change in Net Sales for the Quarter Ended September 24, 2021 versus Net Sales for the Quarter Ended September 25, 2020					
	Net Sales Growth (Decline)		Organic Net Sales Growth (Decline) [1]		Translation [2]	Acquisition/ (Divestitures)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ 184	13.8 %	$ 160	11.7 %	$ 24	$ —
Commercial transportation	106	39.8	103	37.9	3	—
Sensors	43	16.3	38	15.4	5	—
Total	333	17.9	301	16.0	32	—
Industrial Solutions [3]:						
Industrial equipment	96	33.1	91	31.5	5	—
Aerospace, defense, oil, and gas	(51)	(16.5)	(57)	(18.1)	4	2
Energy	5	2.6	15	7.7	—	(10)
Medical	8	4.7	8	4.7	—	—
Total	58	6.0	57	6.2	9	(8)
Communications Solutions [3]:						
Data and devices	97	37.3	91	35.5	6	—
Appliances	69	39.0	65	35.7	4	—
Total	166	38.0	156	35.6	10	—
Total	$ 557	17.1 %	$ 514	15.8 %	$ 51	$ (8)

	Change in Net Sales for the Year Ended September 24, 2021 versus Net Sales for the Year Ended September 25, 2020					
	Net Sales Growth (Decline)		Organic Net Sales Growth (Decline) [1]		Translation [2]	Acquisitions/ (Divestitures)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ 1,476	30.1 %	$ 1,243	25.0 %	$ 233	$ —
Commercial transportation	416	39.6	377	35.2	39	—
Sensors	237	26.6	119	13.4	29	89
Total	2,129	31.1	1,739	25.1	301	89
Industrial Solutions [3]:						
Industrial equipment	299	27.2	253	22.7	46	—
Aerospace, defense, oil, and gas	(166)	(13.8)	(209)	(17.4)	25	18
Energy	21	2.9	30	4.1	20	(29)
Medical	(23)	(3.3)	(25)	(3.6)	2	—
Total	131	3.5	49	1.3	93	(11)
Communications Solutions [3]:						
Data and devices	225	23.1	199	20.5	26	—
Appliances	266	41.5	242	37.2	24	—
Total	491	30.4	441	27.2	50	—
Total	$ 2,751	22.6 %	$ 2,229	18.2 %	$ 444	$ 78

[1] Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

19

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges [1]	Adjustments: Restructuring and Other Charges, Net [1]	Adjustments: Other Items [1][2]	Adjustments: Tax Items [3]	Adjusted (Non-GAAP) [4]
	($ in millions, except per share data)					
Operating income:						
Transportation Solutions	$ 387	$ 3	$ 5	$ —	$ —	$ 395
Industrial Solutions	134	4	24	—	—	162
Communications Solutions	139	1	9	—	—	149
Total	$ 660	$ 8	$ 38	$ —	$ —	$ 706
Operating margin	17.3 %					18.5 %
Other income (expense), net	$ (22)	$ —	$ —	$ 28	$ —	$ 6
Income tax (expense) benefit	$ 167	$ (1)	$ 3	$ (6)	$ (304)	$ (141)
Effective tax rate	(26.6) %					20.1 %
Income from continuing operations	$ 794	$ 7	$ 41	$ 22	$ (304)	$ 560
Diluted earnings per share from continuing operations	$ 2.40	$ 0.02	$ 0.12	$ 0.07	$ (0.92)	$ 1.69

[1] The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

[2] Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

[3] Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

[4] See description of non-GAAP financial measures.

20

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 25, 2020 21 Operating income: Transportation Solutions $ 198 $ 11 $ 36 $ — $ 245 Industrial Solutions 85 2 46 — 133 Communications Solutions 64 — 31 — 95 Total $ 347 $ 13 $ 113 $ — $ 473 Operating margin 10.6% 14.5 % Income tax expense $ (109) $ (4) $ (21) $ 56 $ (78) Effective tax rate 32.3% 16.8 % Income from continuing operations $ 228 $ 9 $ 92 $ 56 $ 385 Diluted earnings per share from continuing operations $ 0.69 $ 0.03 $ 0.28 $ 0.17 $ 1.16 Adjustments Adjusted and Other Restructuring Acquisition- Related Charges (1) (3) See description of non-GAAP financial measures. (2) Income tax expense related to increases to the valuation allowance for certain deferred tax assets. (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. U.S. GAAP (Non-GAAP) (3) ($ in millions, except per share data) Charges, Net (1) Tax Items (2)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges [1]	Adjustments: Restructuring and Other Charges, Net [1]	Adjustments: Other Items [1][2]	Adjustments: Tax Items [3]	Adjusted (Non-GAAP) [4]
		($ in millions, except per share data)				
Operating income:						
Transportation Solutions	$ 1,526	$ 18	$ 135	$ —	$ —	$ 1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$ 2,434	$ 34	$ 233	$ —	$ —	$ 2,701
Operating margin	16.3 %					18.1 %
Other income (expense), net	$ (17)	$ —	$ —	$ 28	$ —	$ 11
Income tax expense	$ (123)	$ (7)	$ (35)	$ (6)	$ (333)	$ (504)
Effective tax rate	5.2 %					18.9 %
Income from continuing operations	$ 2,255	$ 27	$ 198	$ 22	$ (333)	$ 2,169
Diluted earnings per share from continuing operations	$ 6.77	$ 0.08	$ 0.59	$ 0.07	$ (1.00)	$ 6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

22

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 25, 2020

		Adjustments				
	U.S. GAAP	Acquisition-Related Charges [1]	Restructuring and Other Charges, Net [1]	Impairment of Goodwill [1]	Tax Items [2]	Adjusted (Non-GAAP) [4]
	($ in millions, except per share data)					
Operating income (loss):						
Transportation Solutions	$ (93)	$ 32	$ 113	$ 900	$ —	$ 952
Industrial Solutions	412	8	102	—	—	522
Communications Solutions	218	—	42	—	—	260
Total	$ 537	$ 40	$ 257	$ 900	$ —	$ 1,734
Operating margin	4.4 %					14.2 %
Other income, net	$ 20	$ —	$ —	$ —	$ (8)	$ 12
Income tax expense	$ (783)	$ (8)	$ (46)	$ (4)	$ 550	$ (291)
Effective tax rate	149.4 %					17.0 %
Income (loss) from continuing operations	$ (259)	$ 32	$ 211	$ 896	$ 542	$ 1,422
Diluted earnings (loss) per share from continuing operations [3]	$ (0.78)	$ 0.10	$ 0.63	$ 2.68	$ 1.62	$ 4.26

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $355 million of income tax expense related to the tax impacts of certain measures of Swiss tax reform and $226 million of income tax expense related to increases to the valuation allowance for certain deferred tax assets, partially offset by a $31 million income tax benefit related to pre-separation tax matters and the termination of the tax sharing agreement with Tyco International and Covidien.

(3) U.S. GAAP diluted shares excludes two million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

23

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 25, 2020 24 Operating income: Transportation Solutions $ 308 $ 5 $ 118 $ — $ 431 Industrial Solutions 76 4 38 — 118 Communications Solutions 64 — 11 — 75 Total $ 448 $ 9 $ 167 $ — $ 624 Operating margin 12.7% 17.7 % Other expense, net $ (1) $ — $ — $ — $ (1) Income tax expense $ (60) $ (2) $ (32) $ (29) $ (123) Effective tax rate 13.8% 20.1 % Income from continuing operations $ 375 $ 7 $ 135 $ (29) $ 488 Diluted earnings per share from continuing operations $ 1.13 $ 0.02 $ 0.41 $ (0.09) $ 1.47 Adjusted (Non-GAAP) (3) ($ in millions, except per share data) Tax Items (2) and Other Charges, Net (1) (3) See description of non-GAAP financial measures. U.S. GAAP Acquisition- Related Charges (1) Adjustments (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets. Restructuring

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 27, 2019 25 Operating income: Transportation Solutions $ 1,226 $ 31 $ 144 $ - $ 1,401 Industrial Solutions 543 15 63 - 621 Communications Solutions 209 1 48 - 258 Total $ 1,978 $ 47 $ 255 $ - $ 2,280 Operating margin 14.7% 17.0 % Other income, net $ 2 $ - $ - $ - $ 2 Income tax (expense) benefit $ 15 $ (9) $ (61) $ (291) $ (346) Effective tax rate (0.8) % 15.5 % Income from continuing operations $ 1,946 $ 38 $ 194 $ (291) $ 1,887 Diluted earnings per share from continuing operations $ 5.72 $ 0.11 $ 0.57 $ (0.86) $ 5.55 Adjustments Acquisition- Related Charges Restructuring and Other and Other Adjusted U.S. GAAP Items (1)(2) Charges, Net (1) Tax Items (3) (Non-GAAP) (4) ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Includes acquisition-related charges of $30 million and a write-off of spare parts of $17 million. (3) Includes a $216 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform, a $90 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction, and $15 million of income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions. (4) See description of non-GAAP financial measures.

Reconciliation of Free Cash Flow 26 Net cash provided by operating activities Net cash provided by continuing operating activities $ 774 $ 719 $ 2,676 $ 1,991 $ 2,454 Net cash provided by (used in) discontinued operating activities — 1 — 1 (32) 774 720 2,676 1,992 2,422 Net cash used in investing activities (540) (117) (1,037) (865) (692) Net cash used in financing activities (443) (135) (1,386) (1,105) (1,643) Effect of currency translation on cash (4) 3 5 (4) (8) Net increase (decrease) in cash, cash equivalents, and restricted cash $ (213) $ 471 $ 258 $ 18 $ 79 Net cash provided by continuing operating activities $ 774 $ 719 $ 2,676 $ 1,991 $ 2,454 Excluding: Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts (3) 39 9 34 (132) Capital expenditures, net (235) (110) (604) (543) (706) Free cash flow (1) $ 536 $ 648 $ 2,081 $ 1,482 $ 1,616 For the Quarters Ended September 24, September 25, September 24, September 25, For the Years Ended (1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures. 2021 2020 2021 2020 (in millions) September 27, 2019

Free Cash Flow Conversion 27 Free cash flow (1) $ 2,081 Adjusted income from continuing operations (1) $ 2,169 Free cash flow conversion (1) 95.9 % For the Year Ended September 24, 2021 ($ in millions) (1) See description of non-GAAP financial measures.

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

	For the Quarters Ended			For the Years Ended		
	September 24, 2021	June 26, 2021	September 25, 2020	September 24, 2021	September 25, 2020	September 27, 2019
	($ in millions)					
Net income (loss)	$ 794	$ 580	$ 230	$ 2,261	$ (241)	$ 1,844
(Income) loss from discontinued operations	—	1	(2)	(6)	(18)	102
Income tax expense (benefit)	(167)	124	109	123	783	(15)
Other (income) expense, net	22	(2)	—	17	(20)	(2)
Interest expense	14	14	12	56	48	68
Interest income	(3)	(3)	(2)	(17)	(15)	(19)
Operating income	660	714	347	2,434	537	1,978
Acquisition-related charges and other items	8	9	13	34	40	47
Restructuring and other charges, net	38	11	113	233	257	255
Impairment of goodwill	—	—	—	—	900	—
Adjusted operating income [1]	706	734	473	2,701	1,734	2,280
Depreciation and amortization [2]	179	210	181	769	711	687
Adjusted EBITDA [1]	$ 885	$ 944	$ 654	$ 3,470	$ 2,445	$ 2,967
Net sales	$ 3,818	$ 3,845	$ 3,261	$ 14,923	$ 12,172	$ 13,448
Net income (loss) as a percentage of net sales	20.8 %	15.1 %	7.1 %	15.2 %	(2.0) %	13.7 %
Adjusted EBITDA margin [1]	23.2 %	24.6 %	20.1 %	23.3 %	20.1 %	22.1 %

	For the Quarters Ended							
	September 24, 2021				September 25, 2020			
	Transportation Solutions	Industrial Solutions	Communications Solutions	Total	Transportation Solutions	Industrial Solutions	Communications Solutions	Total
	($ in millions)							
Operating income	$ 387	$ 134	$ 139	$ 660	$ 198	$ 85	$ 64	$ 347
Acquisition-related charges	3	4	1	8	11	2	—	13
Restructuring and other charges, net	5	24	9	38	36	46	31	113
Adjusted operating income [1]	395	162	149	706	245	133	95	473
Depreciation and amortization	115	47	17	179	120	45	16	181
Adjusted EBITDA [1]	$ 510	$ 209	$ 166	$ 885	$ 365	$ 178	$ 111	$ 654
Net sales	$ 2,198	$ 1,017	$ 603	$ 3,818	$ 1,865	$ 959	$ 437	$ 3,261
Operating margin	17.6 %	13.2 %	23.1 %	17.3 %	10.6 %	8.9 %	14.6 %	10.6 %
Adjusted operating margin [1]	18.0 %	15.9 %	24.7 %	18.5 %	13.1 %	13.9 %	21.7 %	14.5 %
Adjusted EBITDA margin [1]	23.2 %	20.6 %	27.5 %	23.2 %	19.6 %	18.6 %	25.4 %	20.1 %

[1] See description of non-GAAP financial measures.

[2] Excludes non-cash amortization associated with fair value adjustments related to acquired customer order backlog of $3 million for the year ended September 27, 2019 as these charges are included in the acquisition-related charges and other items line.

28

Reconciliation of Forward-Looking Non-GAAP Financial Measures to Forward-Looking GAAP Financial Measures 29 Diluted earnings per share from continuing operations $ 1.50 Restructuring and other charges, net 0.12 Acquisition-related charges 0.03 Tax items (0.05) Adjusted diluted earnings per share from continuing operations (2) $ 1.60 Net sales growth 5.0 % Translation 0.6 (Acquisitions) divestitures, net (1.5) Organic net sales growth (2) 4.1 % Effective tax rate 13.2 % Effective tax rate adjustments (3) 5.8 Adjusted effective tax rate (2) 19.0% (3) Includes adjustments for special tax items and the tax effect of acquisition-related charges and net restructuring and other charges, calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (1) Outlook is as of October 27, 2021. (2) See description of non-GAAP financial measures. 2021 (1) December 24, Outlook for Fiscal 2022 (1) Quarter Ending Outlook for